EXHIBIT 1

JOINT FILING AGREEMENT

JOINT FILING AGREEMENT, dated as of the 13th day of September, 2006, among BRIAN D. FITZGERALD, FGS, INC., CAPITAL PARTNERS, INC., CP ACQUISITION, L.P. NO. 1, FGS PARTNERS, L.P., A. GEORGE GEBAUER and WILLIAM R. SCHLUETER (COLLECTIVELY, THE “JOINT FILERS”).

WHEREAS, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the parties hereto desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree and represent as follows:

1.             Amendment No. 20 to the Schedule 13D with respect to the Class A Common Stock, par value $.01 per share, of Security Capital Corporation (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

2.             Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein.

3.             Each of the Joint Filers is responsible for the timely filing of Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, each of the undersigned has caused this Joint Filing Agreement to be duly executed and delivered as of the date first above written.

/s/ Brian D. Fitzgerald
Brian D. Fitzgerald

FGS, INC.

By:	/s/ Brian D. Fitzgerald
	Name:	Brian D. Fitzgerald
	Title:	President and Treasurer

CAPITAL PARTNERS, INC.

By:	/s/ Brian D. Fitzgerald
	Name:	Brian D. Fitzgerald
	Title:	President

CP ACQUISITION, L.P. NO. 1

By: FGS, Inc.
Its: General Partner

By:	/s/ Brian D. Fitzgerald
Name:	Brian D. Fitzgerald
Title:	President and Treasurer

FGS PARTNERS, L.P.

By: Capital Partners, Inc.
Its: General Partner

By:	/s/ Brian D. Fitzgerald
Name:	Brian D. Fitzgerald
Title:	President

/s/ A. George Gebauer
A. George Gebauer

/s/ William R. Schlueter
William R. Schlueter